Exhibit 99.1

News Release

CompoSecure Completes Business Combination with Husky Technologies and Rebrands Corporate Entity to GPGI, Inc.

January 12, 2026

▪	Completed business combination with Husky Technologies creating a $7.4 billion best-in-class, diversified compounder
▪	Rebrands corporate entity to GPGI, Inc. (“Great Positions in Good Industries”) with two reporting segments CompoSecure and Husky

Completed Business Combination

SOMERSET, N.J., January 12, 2026 (GLOBE NEWSWIRE) – CompoSecure, Inc. (NYSE: CMPO) completed its previously announced business combination with Husky Technologies Limited (“Husky”), a leader in highly engineered equipment and aftermarket services. The combination of Husky and CompoSecure creates a best-in-class, diversified compounder featuring two global market leaders with ~70% recurring revenues, high margins, and strong free cash flow generation.

As previously disclosed, the combined business is valued at $7.4 billion1, representing ~11.6x 2026E Pro Forma Adjusted EBITDA2 of ~$635 million and a ~7.5% free cash flow yield3 in the first full year post closing. Additionally, the transaction is expected to be more than 20% accretive to adjusted diluted earnings per share in the first full year post closing. The business combination was funded through an oversubscribed private placement of approximately $2.0 billion from premier investors, Platinum Equity’s rollover of approximately $1.0 billion, and approximately $2.0 billion of debt. The David Cote Family will retain its entire $1.0 billion equity investment in the corporate entity.

Rebrands Corporate Entity to GPGI, Inc.

In conjunction with closing the Husky transaction, CompoSecure is also announcing a rebrand to GPGI, Inc. (“GPGI”). The new name represents our core philosophy of acquiring and operating businesses that hold “Great Positions in Good Industries” – or “GPGI.” This rebranding follows the evolution of CompoSecure from a single operating business into a permanent capital platform purpose-built to acquire, own, and scale great businesses that can benefit from the systematic deployment of the Resolute Operating System. On a go-forward basis, both CompoSecure and Husky will retain their existing trade names and will be two distinct reporting segments operating independently as part of GPGI’s permanent capital platform. It is anticipated that the Company’s common stock will begin trading under the new name and ticker symbol “GPGI” on the New York Stock Exchange at the opening of trading on January 23, 2026.

Dave Cote, the Company’s Executive Chairman, and Tom Knott, the Company’s Chief Investment Officer, stated: “We are thrilled to announce the completion of the Husky transaction and the corporate entity’s name change to GPGI, Inc. We are making progress at both CompoSecure and Husky – and are even more convinced today about the prospects for both companies and for the broader platform. We remain focused on delivering results for our shareholders and investors and making GPGI an aspirational home for great operators and great businesses.”

About GPGI

GPGI, Inc. is a diversified, multi-industry compounder comprised of companies with great positions in good industries. The platform is managed by Resolute Holdings Management, Inc. (NYSE: RHLD) and is purpose-built to acquire, own, and scale high-quality businesses led by great operators, benefiting from a permanent capital base and the systematic deployment of the Resolute Operating System. GPGI currently consists of CompoSecure and Husky Technologies – two market leaders with best-in-class financials and durable opportunities for growth. For more information, please visit gpgi.com.

1 Enterprise value based on private placement price of $18.50 / share of CompoSecure Class A Common Stock.

2 Non-GAAP Pro Forma Adjusted EBITDA net of management fees to Resolute Holdings.

3 Non-GAAP free cash flow yield defined as free cash flow (cash flow from operations less capital expenditures) divided by fully diluted equity value at $18.50 / share.

About CompoSecure, a GPGI Business

Founded in 2000, CompoSecure is a technology partner to market leaders, fintechs, and consumers enabling trust for millions of people around the globe. CompoSecure is a leader in metal payment cards, security, and authentication solutions. CompoSecure combines elegance, simplicity, and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit CompoSecure.com and GetArculus.com.

About Husky Technologies, a GPGI Business

Founded in 1953, Husky is a technology pioneer that enables the delivery of essential needs to the global community with industry-leading expertise and service. Husky is a leader in highly engineered equipment and aftermarket services. Husky’s products are used to manufacture a wide range of plastic products, including beverage and food containers, medical devices, and consumer electronic parts. Husky provides comprehensive and integrated systems solutions that are comprised of injection molding machines, molds, hot runners, controllers, and auxiliaries. For more information, please visit Husky.co.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. We believe that Pro Forma Adjusted EBITDA and adjusted diluted earnings per share are useful to investors in evaluating our financial performance. We believe that these non-GAAP financial measures depict the performance of the business and underlying economics attributable to our stockholders. These measures should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from these measures are significant components in understanding and assessing our financial performance. Accordingly, these key business metrics have limitations as analytical tools and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP and may be different from similarly titled non-GAAP measures used by other companies. Due to the forward-looking nature of these measures, the charges excluded from the forward-looking Non-GAAP financial measures, including with respect to depreciation, amortization, interest, and taxes that would be required to reconcile the Non-GAAP financial measures to GAAP measures are inherently uncertain or difficult to predict, so it is not feasible to provide accurate forecasted Non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward-looking Non-GAAP financial measures is included.

Forward Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies and events, including those of the CompoSecure and Husky businesses, anticipated outcomes of the acquisition of Husky or the rebranding of CompoSecure are forward-looking statements. In some instances, these statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “outlook” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CompoSecure Contact

ir@composecure.com

Husky Contact

media@husky.ca